UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

CANTOR EQUITY PARTNERS II, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42630	98-1576521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 500
Miami, FL 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 918-5012

110 East 59th Street

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on October 27, 2025, Cantor Equity Partners II, Inc., a Cayman Islands exempted company (“CEPT”), Securitize, Inc., a Delaware corporation (“Securitize”), Securitize Holdings, Inc., a Delaware corporation (“Pubco”), Pinecrest Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEPT Merger Sub”), and Senna Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CEPT (“Securitize Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

The transactions contemplated by the Business Combination Agreement (the “Business Combination”) is described in the definitive proxy statement filed by CEPT with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2026, as supplemented (the “Proxy Statement”).

The Business Combination was consummated in accordance with the terms of the Business Combination Agreement on July 1, 2026. As a result of the Business Combination, CEPT merged with and into CEPT Merger Sub and CEPT Merger Sub became the surviving company and wholly-owned subsidiary of Pubco.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Proxy Statement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders

In connection with the Business Combination, on July 1, 2026, CEPT notified the Nasdaq Capital Market (“NASDAQ”) of the consummation of the Business Combination and requested (i) that NASDAQ suspend trading of CEPT’s Class A ordinary shares, par value $0.0001 per share (“CEPT Ordinary Shares”), effective July 2, 2026, and (ii) file with the SEC a Form 25 to delist the CEPT Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CEPT intends to file a certification on Form 15 with the SEC to deregister the CEPT Ordinary Shares and suspend CEPT’s obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities

Contemporaneously with the execution of the Business Combination Agreement, on October 27, 2025, PubCo, CEPT and Securitize entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, in a private placement, 22,500,000 CEPT Class A Ordinary Shares (the “PIPE Shares”), at a purchase price of $10.00 per share payable in cash, for an aggregate purchase price of $225 million, of which only 19,735,000 shares of CEPT Class A Ordinary Shares have been issued for aggregate proceeds of $197 million (the “PIPE Financing”). The PIPE Financing was consummated immediately prior to the CEPT Merger. None of the PIPE Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pubco has granted the PIPE Investors certain customary registration rights in connection with the foregoing transactions. A description of the Subscription Agreements is included in the Proxy Statement in the section entitled “The Business Combination — Other Transaction Agreements — PIPE Subscription Agreements” beginning on page 122, which is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As of the time of the CEPT Merger and as a result of the Business Combination, a change in control of CEPT occurred. CEPT merged with and into CEPT Merger Sub and CEPT Merger Sub became the surviving company and wholly-owned subsidiary of Pubco.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with consummation of the Business Combination, the following officers and directors of CEPT ceased to hold their respective positions: Brandon G. Lutnick ceased to be Chairman and Chief Executive Officer; Jane Novak ceased to be Chief Financial Officer; and the following individuals also ceased to be directors: Danny H. Salinas, Robert G. Sharp, Louis Zurita and Dr. Mukesh Prasad.

Item 7.01. Regulation FD Disclosure.

Pubco’s common stock commenced trading on the New York Stock Exchange under the ticker symbol “SECZ” on July 2, 2026.

Item 8.01. Other Events

Holders of 6,842,508 shares of CEPT Ordinary Shares elected to redeem their shares in connection with the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINECREST MERGER SUB (as successor by merger to Cantor Equity Partners II, Inc.)

By:	/s/ Carlos Domingo
Name:	Carlos Domingo
Title:	Director

Dated: July 8, 2026

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